Exhibit 10.42

                           LOAN AND SECURITY AGREEMENT


         This is a Loan and Security Agreement made the 7th day of February, 2001, between HUDSON UNITED BANK ("Lender"), a New Jersey state-chartered bank having a location at 87 Post Road East, Westport, Connecticut 06680, and Programmer's Paradise, Inc., a corporation of the State of Delaware, having its principal place of business at 1157 Shrewsbury Avenue, Shrewsbury, New Jersey 07702 ("Borrower").

                                    RECITAL:

         WHEREAS, Borrower and Lender, wish to enter into a commercial lending arrangement whereby Lender shall make loans to Borrower on a revolving basis and Borrower shall repay same under the terms and conditions set forth herein; and

         WHEREAS, the loans and other financial accommodations to be provided to Borrower by Lender are to be secured by substantially all of the assets of Borrower including, without limitation, all accounts receivable, equipment, inventory and the other personal property of Borrower; and

         WHEREAS, by this writing Borrower and Lender wish to set forth the terms and conditions of the lending arrangement between Borrower and Lender.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:


1.       DEFINITIONS:

         For the purposes of this Agreement, the following definitions shall apply to the terms set forth below:

         The term "Account Debtor" shall mean and include all customers of Borrower or other Persons who are indebted to Borrower.

         The term "Accounts Receivable" shall mean all accounts as defined in the Uniform Commercial Code of the State of New Jersey, and, in addition, any and all obligations of any kind at any time due and/or owing to Borrower and all rights of Borrower to receive payment or any other consideration (whether classified under the Uniform Commercial Code of the State of New Jersey or any other State as accounts, accounts receivable, contract rights, chattel paper, General Intangibles, or otherwise) including without limitation, invoices, contract rights, accounts receivable, choses in action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person, firm, governmental authority, corporation or any other entity, all security therefor, and Borrower's rights to goods sold (whether delivered, undelivered, in transit or returned), which may be


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represented  thereby,  whether now existing or hereafter arising,  together with all proceeds and products of any and all of the foregoing.

         The term "Advances"  shall mean all loans made to Borrower  pursuant to
Section 2.1 hereof.

         The term "Advance Limit" shall have the meaning set forth in Section 2.1(c).

         The term "Affiliate" shall mean and include any Person in which one or more of the stockholders owning ten percent (10%) or more of Borrower, any subsidiary and/or any parent, now or at any time or times hereafter hold, individually, jointly or severally, an equity or other ownership interest in excess of ten percent (10%) of the total equity or ownership interest in such Person.

         The term "Agreement" shall mean this Loan and Security Agreement and any extensions or renewals thereof or modifications or amendments thereto.

         The term "Authorized Person" shall mean an officer of Borrower authorized to sign Borrowing Base Certificates, requests for Advances and the other reports required by this Agreement.

         The term "Banking Day" shall mean any day other than a Saturday, Sunday or other day on which Lender is closed for a United States of America or any state declared bank holiday.

         The term "Borrower" shall mean Programmer's Paradise, Inc., a Delaware corporation.

         The term "Borrowing Base Certificate" shall mean a certificate, substantially in the form of Exhibit "A" attached hereto and made a part hereof, which shall be completed and signed by an Authorized Person and shall be utilized by Borrower and Lender to calculate the sums available to be borrowed as Revolving Loans.

         The term "Collateral" shall mean and include Borrower's Accounts Receivable, Inventory, General Intangibles, Machinery, Equipment, returned or repossessed merchandise, and all other property of Borrower or others, which or in which Lender, by this Agreement or otherwise, is given a security interest or the right to hold as security for or to apply to the payment of Borrower's Obligations and all proceeds of same, all as more fully described on Schedule 1.(a) hereto, provided however, and anything contained herein to the contrary notwithstanding, (a) proceeds of the European Sale shall not be deemed to be included as part of the Collateral and (b) contracts containing anti-assignment provisions or requiring the consent of the other party to an assignment by Borrower shall not be deemed to be included as part of the Collateral unless and until any such anti-assignment provisions or requirements are rendered void pursuant to contract or statute.

         The term "Default" shall mean the occurrence of an event which, but for the lapse of time or giving of notice or both, would be deemed an Event of Default hereunder.


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         The  term  "Default  Rate"  shall  mean a rate  of  interest  five  (5)
percentage points in excess of the then applicable rate.

         The term "Eligible Account", "Eligible Accounts" or "Eligible Accounts Receivable" shall mean the Accounts Receivable as to which Borrower has furnished to Lender information adequate to identify the same, at such times and in such form as has been or, from time to time may be, requested by Lender, which meet all of the following criteria on the origination date of the said Accounts and continuing thereafter until collected, and which are in all other respects acceptable to Lender:

                  (a) Borrower is the sole owner of the Accounts Receivable and has not sold, assigned, mortgaged or hypothecated, nor released from Lender's security interest, all or any portion thereof, nor are they subject to any claim, lien or security interest of any Persons or entities, including without limitation the United States, or any agencies or instrumentalities thereof;

                  (b) They shall be valid and legally enforceable, owing to Borrower for the performance of services or the sale of goods arising in the ordinary course of business for which Borrower has delivered or, at the time of origination of the said Accounts, if required by Lender, will deliver to the Lender invoices, billings and shipping documents and other documents evidencing the obligation of the Account Debtor to pay the Account Receivable;

                  (c) They do not represent a conditional sale, sale on consignment, bill and hold or other sale on a basis other than that of absolute sale, are not evidenced by any note, instrument, chattel paper or like document, and do not arise out of a contract with the United States or any of its departments, agencies, or instrumentalities, unless accepted by Lender and Borrower has complied with the Federal Assignment of Claims Act in all respects to assign such Account to Lender;

                  (d) No financing statement covering any Account Receivable or its proceeds, except in favor of Lender, is on file in any public office, and neither Borrower nor Lender have received any notice of any proposed acquisition, of any Account Receivable security interest therein;

                  (e) They shall be outstanding for a period of not more than ninety (90) days from the invoice date;

                  (f) If the aggregate amount of an Account Debtor's indebtedness to Borrower in calculating the Advance Limit exceeds twenty (20%) percent of Borrower's total Accounts at the time outstanding, then such excess shall not be eligible to be classified as a Eligible Account Receivable;


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                  (g)      They  are  not  subject  to  any  offsets,   credits,
                           allowances or adjustments due the Account Debtor except usual and customary prompt payment discounts, nor has any Account Debtor returned the goods or indicated any dispute or complaint concerning them and the Account is not a contra account or otherwise subject to any right of set-off;

                  (h) Not more than fifty percent (50%) percent of the total amount of the Accounts Receivable due from the Account Debtor has been classified not Eligible by Lender;

                  (i) Borrower has not received any notice, nor has it any knowledge of any facts which adversely affect the credit of the Account Debtor;

                  (j) The Account Debtor is not a Subsidiary or other Affiliate of Borrower nor a director or officer of Borrower or an Affiliate of any director or officer;

                  (k) The Account Debtor is located in the United States of America; and

                  (l) Lender has not notified Borrower that either the Account Receivable or the Account Debtor is not eligible.

         The term "Equipment" shall mean all equipment as defined in the Uniform Commercial Code of the State of New Jersey and, in addition, all equipment, machinery, furniture, fixtures, and all other tangible assets, and all replacements, repairs, modifications, alterations, additions, controls and operating accessories therefor, all substitutions and replacements therefor, and all accessions and additions thereto and all proceeds and products of the foregoing now owned or hereafter acquired by Borrower.

         The term "European Sale" shall mean the sale by Borrower of the stock or assets of the European Subsidiaries.

         The  term  "European   Subsidiaries"  shall  mean  ISP*D  International
Software      Partners      GmbH,       InTeCo-Entwicklungsgesellschaft      fur
Informationstechnologic und Communication mbH, Logicsoft Holdings B.V., Logicsoft Group Nederland B.V., Euro Soft B.V., ISP*A Software Partners GmbH, Logicsoft Group France S.A.S., Logicsoft Group Italia S.r.l., Programmer's Paradise Italia S.r.l., International Software Partners Italia S.r.l., Systematika Ltd., Internet Paradise Ltd., Programmer's Paradise UK Ltd., ISP*UK Ltd., International Software Partners UK Limited, System Science Ltd., "C" Science Ltd., and Logicsoft Group (UK) Ltd.

         The term  "Event  of  Default"  shall  mean a  default  as set forth in
Section 11 of this Agreement.

         The term "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States of America.


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         The term "General Intangibles" shall mean and include all of Borrower's now owned or hereafter acquired cash, deposit accounts, letters of credit of which Borrower is beneficiary, choses in action, causes of action and all other intangible personal property including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, good will, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, insurance claims, rights and claims against carriers and shippers and rights to indemnification.

         The term "Guarantors" shall mean any Person who agrees at any time to be a guarantor and/or surety for Borrower, including, but without limitation Programmer's Paradise (Canada), Inc., Corsoft, Inc., Programmer's Paradise Catalogs, Inc. and Lifeboat Distribution, Inc, together with each Subsidiary which is formed after the execution of this Agreement.

         The term "Inventory" shall mean all items described in the Uniform Commercial Code of the State of New Jersey definition thereof and all of the following, whether or not so described (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all goods, merchandise or other personal property held by Borrower for sale or lease or to be furnished under labels and other devices, names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof, and all right, title and interest of Borrower therein and thereto; all raw materials, work or goods in process; and all materials and supplies of any kind or description used or usable in connection with the manufacture, packaging, shipping, advertisement, sale or finishing of any of the foregoing, together with all proceeds and products of any of the foregoing.

         The term "Lender" shall mean Hudson United Bank, a New Jersey state-chartered bank, its successors and assigns.

         The term "Letter of Credit" shall mean any and all irrevocable documentary or stand-by letters of credit issued by Lender for the account and at the request of Borrower.

         The term "Letter of Credit Liabilities" shall mean, without duplication, the total of the aggregate undrawn face amounts of all Letters of Credit plus all unreimbursed drawings against Letters of Credit plus all outstanding drafts presented to Lender.

         The term "Line of Credit" shall mean Five Million Dollars ($5,000,000.00) which is the maximum amount of Revolving Loans and Letter of Credit Liabilities, in the aggregate, available to Borrower under the terms and conditions of this Agreement, as evidenced by the face amount of the Secured Revolving Note.

         The term "Machinery" shall mean and include, without limitation, all inanimate mechanisms for utilizing or applying power, including the appurtenances thereto, used by or for Borrower in the operation of their business and all accessories, substitutions, additions, replacements and parts thereof, whether now owned or hereafter acquired.

         The term "Obligation" or "Obligations" shall mean all indebtedness, obligations, liabilities, and agreements of every kind and nature of Borrower to or with Lender, or to or with


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any  affiliate  of Lender,  or any  guaranty of  Borrower of any other  Person's indebtedness, liabilities and agreements to or with Lender, or to or with any affiliate of Lender, now existing or hereafter arising, and now or hereafter contemplated, pursuant to this Agreement, the Relevant Documents or otherwise, whether in the form of refinancing, letters of credit, hedge, cap, collar, swap,
or  other  derivative  agreements,   bankers  acceptances,   guarantees,  loans,
interest, charges, expenses or otherwise, direct or indirect, (including without limitation, any participation or interest of Lender [or of any affiliate of
Lender]  in  any  obligations  of  Borrower  to  others),   acquired   outright,
conditionally or as collateral security from another, absolute or contingent, joint or several, liquidated or unliquidated, secured or unsecured, arising by operation of law or otherwise, including without limitation any future advances, renewals, extensions or changes in form of, or substitutions for, any of said indebtedness, obligations or liabilities, the other sums and charges to be paid to Lender pursuant to Sections 2, 3 and 4 hereof, and all interest and late charges on any of the foregoing.

         The term "Permitted Acquisition" shall mean an acquisition of the stock or assets of any Person so long as (a) no Default or Event of Default has occurred and is continuing or would occur as the result of the consummation of such acquisition; (b) if the purchase is price payable in whole or in part in cash, such payment does not exceed Five Million Dollars ($5,000,000.00) as to any one acquisition or Ten Million Dollars ($10,000,000.00) in the aggregate during the term of this Agreement; and (c) if the purchase price is payable in whole or in part by a note or other evidence of indebtedness, such indebtedness is consented to by Lender and is subordinated to the Obligations by an agreement of subordination in form and substance acceptable to Lender.

         The term "Permitted Liens" shall mean (a) liens for taxes not delinquent or which are being contested in good faith by appropriate proceedings for which adequate reserves have been set aside; (b) those liens in favor of Lender created by this Agreement and the Relevant Documents; (c) those liens set forth on Schedule 6.16 annexed hereto and made a part hereof; (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; (e) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) any interest or title of a lessor under any lease entered into by Borrower in the ordinary course of its business and covering only the assets so leased; (h) judgment liens which do not cause any Event of Default; (i) licenses of intellectual property in the ordinary course of business; (j) liens on fixed assets existing at the time such fixed assets are acquired in connection with a Permitted Acquisition and not created in contemplation thereof; (k) deposits in an aggregate amount not to exceed $250,000 made in the ordinary course of business to secure liability insurance carriers; and (l) purchase-money liens on Equipment acquired with purchase money financing not exceeding the limitation on indebtedness set forth in Section 8.5(d).

         The term "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, institution, entity, party or government (including any political subdivision thereof).


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         The term " Prime Rate" shall mean the rate of interest  published  from time to time as the "Prime Rate" in the column entitled "Money Rates" in the Wall Street Journal, or if not so published, the average of the prime rates announced from time to time by the three (3) largest money-center banks in New York, New York. The Prime Rate may not reflect the lowest rate extended by Lender to any particular class or category of customers of Lender.

         The term "Reimbursement Deposit Account" shall have the meaning set forth in Section 3.2(b).

         The term "Relevant Documents" shall mean any and all documents and instruments executed or delivered by Borrower to Lender pursuant or incident to this Agreement, or heretofore or hereafter executed or delivered by Borrower with respect to its Revolving Loan and any other financial accommodations extended to Borrower by Lender pursuant to this Agreement.

         The term "Revolving Loan" or "Revolving Loans" shall mean the loans made pursuant to Section 2 of this Agreement and the indebtedness of Borrower to Lender incurred pursuant to this Agreement.

         The term "SEC" shall mean the United States Securities and Exchange Commission.

         The term "Secured Revolving Note" shall mean the Secured Revolving Promissory Note executed contemporaneously herewith and any renewal, extension, modification or amendment thereto or substitution therefor.

         The term "Subordinated Debt" shall mean all indebtedness of Borrower subordinated to the Obligations pursuant to one or more subordination agreements in form and substance acceptable to Lender.

         The term "Subsidiary" shall mean any Person at least a majority of whose issued and outstanding equity now or at any time or times hereafter is owned by the Borrower and/or one or more Subsidiaries thereof.

         The term "Termination Date" shall mean April 1, 2003.


2.       REVOLVING LOAN:

         2.1 (a) Amount. During the term of this Agreement, provided no Default or Event of Default has occurred and is continuing Lender will provide, from time to time, at the request of Borrower, Revolving Loans to Borrower in an aggregate amount up to but not in excess of the Advance Limit, which Revolving Loans may be borrowed, repaid and reborrowed pursuant to the terms of this Agreement and which Revolving Loans shall be payable, in full together with all accrued and unpaid interest, fees and costs, if any, on the Termination Date. If the outstanding aggregate amount of the Revolving Loans plus the Letter of Credit Liabilities


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shall exceed the Advance Limit at any time,  such excess shall be deemed secured by the Collateral, shall be payable immediately upon demand and shall be subject to the terms of this Agreement.

             (b) Advance Request Procedure. Each Advance under the Revolving Loan may be requested telephonically but shall be confirmed in writing via facsimile, not later than 12:00 Noon Eastern Time on any Banking Day, by an Authorized Person.

             (c) Advance Limit. The Advance Limit shall not in the aggregate at any time outstanding exceed the lesser of:

                (i)  Five Million ($5,000,000) Dollars; or

                (ii) The result of the following calculation:

                     (x) up to 65 percent (65%) of the face amount of Borrower's
                         Eligible Accounts Receivable; minus

                     (y) the Letter of Credit Liabilities.

             (e) Lender shall have the right, from time to time, to increase the percentage of advance and/or establish such reserves as it shall deem reasonably necessary from time to time, and the sums advanced pursuant thereto shall nevertheless be secured by the Collateral and subject to the terms of this Agreement.

             (f) It is understood that the total of the outstanding principal balance of Revolving Loans plus the Letter of Credit Liabilities shall not exceed Five Million ($5,000,000) Dollars.

         2.2 Collateral and Proceeds of Collateral.

             (a) At all times, Borrower shall immediately deliver or cause to be delivered to a lockbox or to a blocked account with Lender, over each of which Lender shall have the sole power of withdrawal, all remittances upon its Accounts Receivable, and all other proceeds of Collateral, in the form received.

             (b) Such lockbox shall be swept daily and the amount of each such sweep shall be deposited to the blocked account for further application to the Obligations, notwithstanding that the sums credited may constitute uncollected funds. All such credits shall be conditioned upon final payment to Lender of the items giving rise to them and, if any items are not so paid, the amount of any credit given shall be charged either as a debit to any deposit account of Borrower with Lender or to the Revolving Loan whether or not the item is returned, notwithstanding the prior application by Lender to the Obligations. In the event that, on any Banking Day, funds are on deposit in the blocked account which exceed the total of (i) the outstanding principal balance of the Revolving Loan on such Banking Day plus (ii) Five Thousand Dollars ($5,000.00), then such excess shall be re-deposited by Lender to an operating


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account with Lender  designated by Borrower and, upon such re-deposit,  Borrower shall have dominion over such funds. The Borrower shall not commingle any proceeds of the Collateral with any other funds or property of the Borrower, and shall hold such proceeds separate and apart therefrom and upon an express trust for Lender.

         2.3 Determination of Loan Balance. In determining the Borrower's outstanding Revolving Loan balance, the following shall govern:

             (a) Domestic checks received by the Lender on or before 1:00 p.m. eastern time of any Banking Day, shall be credited against the balance of the Obligations on such Banking Day;

             (b) Domestic checks received by the Lender after 1:00 p.m. eastern time of any Banking Day, shall be credited against the balance of the Obligations on the following Banking Day;

             (c) Any other form of proceeds received by the Lender shall be credited against the balance of the Obligations when the Lender has received notification of collection (it being understood, that if the Lender receives notice of collection on or before 1:00 p.m. eastern time of any Banking Day, such proceeds shall be deemed to have been received by the Lender on such day, and if Lender receives notice of collection after 1:00 p.m. eastern time of any Banking Day, such proceeds shall be deemed to have been received by the Lender as of the following Banking Day);

             (d) Such credits shall be conditioned upon final payment to Lender at its own office in cash or solvent credits of the items giving rise to them and if any item is not so paid, the amount of any credit given for it shall be charged either as a debit to any deposit account of Borrower with Lender or to the Revolving Loan whether or not the item is returned.

         2.4 Monthly and Interim Statements. Once each month Lender shall render a statement of account to Borrower showing the current status of the Revolving Loan account and the interest thereon. If these statements or any interim statements indicate that the outstanding balance of the Revolving Loan exceeds the Advance Limit, such excess shall at all times be governed and secured by this Agreement and Borrower forthwith shall pay the difference in cash. The statement of account rendered by Lender shall be considered correct, accepted by Borrower and conclusively binding upon the Borrower, unless Borrower gives notice to Lender to the contrary in writing within ten (10) Banking Days after the sending of said statement by the Lender. If Borrower disputes the correctness of Lender's statement, Borrower's notice shall specify in detail the particulars of why it contends Lender's statement of account is incorrect.

         2.5 Negative Balances. In the event Borrower's operating account(s) with Lender contain a negative balance at any time, then Lender shall be deemed to have made an Advance to Borrower in the amount of such deficiency, pursuant to the terms hereof, on the Lender's Banking Day immediately preceding the day on which such deficiency occurs. Nothing contained herein shall be deemed or be construed to (a) obligate the Lender to honor any items presented to Lender for payment against any account of Borrower in which a deficiency exists,


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


whether or not it has ever done so in the past; or (b) relieve Borrower of its obligations to pay usual and customary charges of Lender imposed generally with respect to such deficiencies in addition to the interest accrued as the result of any Advances made pursuant to this subsection.


3.       LETTERS OF CREDIT:

         3.1 Issuance of Letters of Credit. From time to time, subject to satisfaction by Borrower of the terms and conditions hereinafter set forth, Lender may, at its discretion, upon the request of Borrower, issue one or more Letters of Credit for the account of Borrower. Each Letter of Credit shall be in form and substance satisfactory to Lender. Without limiting the generality of the preceding sentence, issuance of all Letters of Credit shall be on the following terms and conditions:

             (a) Term. No (i) standby Letter of Credit shall have a stated term of more than one (1) year; (ii) no documentary Letter of Credit shall have a stated term of more than ninety (90) days; and (c) no Letter of Credit shall have a stated term extending later than the Termination Date.

             (b) Application. Each Letter of Credit shall be issued in accordance with Lender's then current practices relating to the issuance by Lender of standby or documentary letters of credit, including, but not limited to, the payment by Borrower of all applicable fees and other charges as customarily imposed by Lender generally upon the issuance of Letters of Credit. Each Letter of Credit shall be issued only after receipt by Lender of its then current application and agreement for a standby or documentary letter of credit, properly completed and executed by Borrower and delivered to Lender at least three (3) Banking Days prior to the requested issuance date.

             (c) Requests for Letters of Credit; Conditions Precedent. Letters of Credit may be requested by the Borrower at any time during which this Agreement is in effect so long as no Event of Default has occurred and is continuing. Once requested, Letters of Credit will be issued, at Lender's discretion, only after all conditions precedent to the issuance thereof set forth herein and in any application for such Letters of Credit have been satisfied, and all fees applicable to such Letters of Credit have been paid.

             (d) No Violation of Advance Limit. At no time may a Letter of Credit be issued if such issuance would cause Borrower to be in violation of the Advance Limit.

             (e) Payment Obligations. The payment obligations of Borrower under this Section 3 shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                (i) the existence of any claim, set-off, defense or other right which Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

                (ii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iii) payment by Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, except payment where a court of competent jurisdiction determines in a final, non-appealable judgment to have resulted primarily and directly from the gross negligence or willful misconduct of Lender; and

                (iv) any other circumstances or occurrences whatsoever, whether or not similar or dissimilar to any one or more of the foregoing, except circumstances or occurrences which a court of competent jurisdiction determines in a final, non-appealable judgment to have resulted primarily and directly from the gross negligence or willful misconduct of Lender.

             (f) Supplemental Provisions. The provisions of any application and agreement for any Letter of Credit are supplemental to, and not in derogation of, any rights and remedies of Lender under this Agreement, at law, in equity, by arbitration or otherwise.

         3.2. Payments Under Letters of Credit

             (a) Payments upon Draw. Upon the occurrence of any draw on any Letter of Credit, Borrower hereby agrees to repay immediately to Lender on the same day such draw is honored by Lender, in immediately available funds, the amount of such draw, together with any and all costs or expenses which Lender may incur in connection with such Letter of Credit, without any requirement of notice, presentment or demand by Lender, all of which are hereby waived by Borrower. In order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless Lender is immediately so reimbursed by Borrower, Borrower hereby irrevocably authorizes and directs Lender to treat such draw as a request for a Revolving Loan in the amount of such draw, and Borrower hereby irrevocably authorizes and directs Lender to make a Revolving Loan, bearing interest as set forth in this Agreement, in the aggregate amount of such draw. Borrower further hereby irrevocably authorizes and directs Lender to retain the proceeds of any such Revolving Loan and credit such proceeds so as to immediately eliminate the liability of Borrower to Lender pertaining to such draw.

             (b) Payment Upon Bankruptcy, Etc. If any Event of Default occurs, specifically including those pursuant to Section 11.5, and at such time there are outstanding unexpired Letters of Credit, Borrower hereby irrevocably authorizes and directs Lender to make a Revolving Loan in the amount of the aggregate undrawn face amount(s) of such unexpired Letters of Credit, the proceeds of which Revolving Loan shall be placed in an interest-bearing deposit account for the sole benefit of and under the sole dominion and control of Lender (the "Reimbursement Deposit Amount"), which shall be used to reimburse Lender for draws upon any such unexpired Letters of Credit. If from time to time, as draws on outstanding Letters of

Credit have been honored and as outstanding Letters of Credit expire, funds remain in the Reimbursement Deposit Account in excess of the then aggregate undrawn face amount(s) of the remaining Letters of Credit, those funds shall be returned to Lender and shall be applied by Lender to reduce the outstanding Obligations.

             (c) Payments After Termination of Agreement. If all Obligations have been paid and this Agreement terminated for any reason, Borrower shall immediately upon demand by Lender, deposit into, and keep on deposit in, the Reimbursement Deposit Account, for the sole benefit of and under the sole dominion and control of Lender, an amount equal to not less than 105% of the aggregate undrawn face amount(s) of all outstanding Letters of Credit, for the purpose of providing Lender with a means of repayment of draws under any of the Letters of Credit. At such time as Lender shall have no further obligations under and pursuant to any Letter of Credit, Lender, after reimbursing itself for all draws under any Letter of Credit and any customary fees or other expenses due and owing in connection therewith, shall promptly remit the balance of the Reimbursement Deposit Account, if any, to the order of Borrower.

             (d) Reserve to Revolving Loan/Advances Not Discretionary. (i) Anything in this Agreement to the contrary notwithstanding, the Advance Limit shall be reduced at all times by the aggregate amounts to be drawn upon plus the aggregate amounts drawn and remaining unpaid under all Letters of Credit; and
(ii) in no event shall any Revolving Loan made by Lender pursuant to and in compliance with the terms and provisions of this Section 3 be deemed to be discretionary or voluntary and Borrower covenants and agrees to pay, protect, indemnify and hold harmless Lender from and against any and all costs and expenses, including, but not limited to, reasonable attorneys' fees and experts' costs and expenses, incurred by Lender as a result of the allegation by any Person or entity that the Revolving Loan in question was discretionary or voluntary on the part of Lender.

         3.3 Uniform Customs and Practices for Documentary Credits. Each Letter of Credit shall be governed by, construed and enforced in accordance with the Uniform Customs and Practices for Documentary Credits, 1993 Revision, ICC Publication No. 500 as amended, updated or superseded from time to time (the "UCP"). Anything in this Agreement to the contrary notwithstanding, in no event shall Lender have any obligation to (a) issue a revolving documentary credit;
(b) issue an authenticated teletransmission or pre-advice of any Letter of Credit; or (c) issue any Letter of Credit if Lender determines, which determination shall be final and conclusive and binding on Borrower, that the terms and conditions of the Letter of Credit sought by Borrower are not in compliance with the internal policies of Lender, including, but not limited to, if Lender determines that the use of proceeds of the Letter of Credit being sought by Borrower, if drawn upon, are not in compliance with such internal policies.


4.       INTEREST AND OTHER CHARGES:

         4.1 Interest Rate. Except as otherwise provided herein, the Revolving Loan shall bear interest during each calendar month at a fluctuating interest rate per annum equal at all times to the Prime Rate in effect from time to time during the period for which interest is being calculated plus one (1) percentage point per annum and each change in such rate shall take effect contemporaneously with the corresponding change in the Prime Rate, without notice to Borrower. Upon the occurrence and during the continuance of an Event of Default under this Agreement or the Relevant Documents, the Revolving Loans shall, at the option of Lender, bear interest at the Default Rate. Interest shall be calculated on a daily basis upon the unpaid balance with each day representing 1/360th of a year.

         4.2 Payment of Interest.

             (a) Interest shall be calculated as at the end of each calendar month and is due on the first Banking Day of the following month.

             (b) Interest shall be charged by Lender first as a debit to any deposit or operating account maintained by Borrower at Lender with any remaining unpaid balance charged to the Revolving Loan.

             (c) Any failure or delay by Lender in submitting invoices for interest payments shall not discharge or relieve Borrower of the obligation to make such interest payments.

         4.3 Maximum Rate. In no event shall the interest rate charged under this Agreement be higher than the maximum lawful rate. In the event the interest rate exceeds the maximum lawful rate, any such excess received by Lender shall be deemed and applied as a payment of the outstanding principal balance of the Obligations.

         4.4 Facility Fee. Upon the execution of this Agreement a fee of Fifty Thousand Dollars ($50,000.00) shall be immediately due and payable in full, by Borrower to Lender. Such fee shall be charged by Lender to the Revolving Loan or to any operating account maintained by Borrower with Lender.

         4.5 Field Examination Fee. Borrower shall reimburse Lender to defray the cost of periodic field examinations performed by Lender's employees or agents at Borrower's premises or at premises where Collateral is located at the rate of seven hundred fifty dollars ($750) per day, which, absent the existence of an Event of Default, shall be limited to not more than four (4) field examinations in any twelve (12) month period. Such reimbursement shall be charged by Lender to the Revolving Loan or to any operating account maintained by Borrower with Lender. This limitation on Borrower's reimbursement obligation is not intended, nor shall it be deemed, to limit Lender's right to perform, at Lender's expense, such additional field examinations as Lender may deem necessary or desirable. Furthermore, upon the occurrence and during the continuance of any Event of Default, Borrower shall bear the cost of all field examinations.

         4.6 Unused Facility Fee. There shall be due and payable, upon the first Banking Day of each calendar quarter, an unused facility fee calculated as (a) the difference between the amount of the Line of Credit then in effect and the total of the average daily principal balance of the Revolving Loans plus the average daily Letter of Credit Liabilities during the prior calendar quarter times (b) one-quarter percent (1/4%) per annum. Such fee shall be deemed fully earned and non-refundable upon receipt and shall be charged by Lender to the Revolving Loan or to any operating account maintained by Borrower with Lender.

         4.7 Letter of Credit Fees. There shall be due and payable upon the issuance of each Letter of Credit a fee of two (2%) percent per annum of the face amount of such Letter of Credit together with the customary fees generally charged to Lender's customers.

         4.8 Late Charge. In the event any scheduled payment of interest or principal upon the Revolving Loan is received more than ten (10) days after the date due, such payment shall be subject to a late charge calculated as five percent (5%) of such payment, but not less than twenty-five dollars ($25.00) nor more than two thousand five hundred dollars ($2,500.00). Such late charge represents reimbursement to Lender for the cost of processing late payments generally and, as such, shall not be deemed additional interest.

         4.9 Additional Expenses. In the event that any change in applicable law, regulation, condition, directive or interpretation thereof (including any request, guideline or policy whether or not having the force of law and including, without limitation, Regulation D promulgated by the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect) by any authority charged with the administration or interpretation thereof occurs which (a) subjects Lender to any tax with respect to any amount paid or to be paid by the Lender as the maker of the Loans (other than any tax measured by or based upon the overall net income of Lender) or its obligations, if any, under the Loan Agreement; or (b) changes the basis of taxation of payments to Lender on any amounts payable hereunder (other than any tax measured by or based upon the overall net income of Lender); or (c) imposes, modifies or deems applicable any reserve or deposit requirements against the assets held by, deposits with or for the account of, or loans or commitments by, Lender in connection with Loans made pursuant hereto or the obligations, if any, of Lender hereunder; or (d) imposes, modifies or deems applicable any insurance premium payable by Lender (if any) in connection with Loans made pursuant hereto or its obligations relating hereto; or (e) imposes upon Lender any other condition with respect to such amount paid or payable to or by Lender; and the result of any of the foregoing is to directly increase the cost to Lender of making any Loans pursuant hereto or maintaining its obligations, if any, hereunder, or to reduce the amount of any payment (whether of principal, interest or otherwise) to be received by Lender or to require Lender to make any payment on or calculated by reference to the gross amount of any sum received by them, in each case by an amount which Lender, in its sole judgment, deems material, then and in any such case Lender shall deliver to the Borrower written notice of the happening of such event and the amount of such increased cost, reduction or payment. The Borrower shall pay to Lender within thirty (30) days after delivery of such notice, such amount or amounts as will compensate it for such increased cost, reduction or payment. The protection of this section shall be available to Lender regardless of any possible claim of invalidity of the law, regulation, condition, directive or interpretation which has been imposed.

5.       SECURITY INTEREST:

         5.1 Security Interest. (a) As collateral security for (i) the due and punctual payment of the Revolving Loan, all interest thereon and any and all extensions, renewals, substitutions and changes in form thereof; (ii) all other Obligations of Borrower to Lender; and (iii) all costs and expenses incurred or paid by Lender to enforce its rights pursuant to this Agreement, the Relevant Documents or otherwise (including, without limitation, reasonable attorney's fees), Borrower hereby pledges, transfers, assigns, sets over and grants to Lender, a security interest in the Collateral, whether now existing or hereafter created and whether now owned or hereafter acquired, wherever located, and all accessions and additions thereto, replacements and substitutions therefor and proceeds and products thereof.

             (b) All Collateral heretofore, herein or hereafter given to the Lender shall secure payment of the Revolving Loan and all of the Borrower's other Obligations to Lender. Lender shall be under no obligation to proceed against any or all of the Collateral before proceeding directly against Borrower, any Guarantor or against any item of Collateral prior to any other item of Collateral.

         5.2 Continuation of Security Interest. The security interest granted in this Agreement shall continue in full force and effect until the Borrower has fully paid and discharged all Obligations.

         5.3 Further Assurances. Borrower shall take such steps and execute and deliver such financing statements and other documents all in form and substance satisfactory to Lender relating to the creation, validity or perfection of the security interests provided for herein, under the Uniform Commercial Code or other laws of the State of New Jersey or of any other state or states as Lender may from time to time request.


6.       REPRESENTATIONS AND WARRANTIES:

         6.1 Organization and Qualification. Borrower hereby represents and warrants to Lender, knowing and intending that Lender shall rely thereon in making the Loans contemplated hereby, that:

             (a) Borrower has been and will continue to be a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation, and is and will continue to be qualified and in good standing in all jurisdictions wherein the character of the property owned or the nature of the businesses transacted by Borrower makes licensing or qualification as a foreign entity necessary, except to the extent that a failure to be so qualified or in good standing as a foreign entity could not reasonably be expected to have a material adverse effect upon Borrower, or upon Borrower's ability to repay the Obligations, or upon Lender's ability to realize upon the Collateral.

             (b) A true, accurate and complete copy of Borrower's valid resolution authorizing the transaction contemplated herein, and Borrower's certificate of incorporation and by-laws all as in effect on the date hereof and certified by the Secretary of Borrower to heretofore been delivered to Lender.

         6.2 Due Authorization No Default. (a) The execution, delivery and performance of this Agreement and the Relevant Documents has been duly authorized by all necessary action on the part of Borrower; is not inconsistent with the certificate of incorporation, by-laws or other governing documents; does not contravene any law, governmental rule, regulation or order applicable to Borrower; and does not and will not contravene any provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument or any order, writ, injunction or decree to which Borrower is a party or by which it or its properties or assets are bound.

             (b) This Agreement and the Relevant Documents, upon their execution and delivery, will constitute the legal, valid and binding agreements of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally (whether enforcement is sought at law or in equity).

         6.3 No Governmental Consent Necessary. No consent or approval of, giving of notice to, registration with or taking of any other action in respect of any governmental authority or agency is required with respect to the execution, delivery and performance by Borrower of this Agreement and the Relevant Documents, except the filing of Uniform Commercial Code Financing Statements on form UCC-1 with the appropriate jurisdictions.

         6.4 No Proceedings. Except as disclosed in writing to Lender, there are no actions, suits, or proceedings pending or, to Borrower's knowledge, threatened against or affecting Borrower, with more than Fifty Thousand Dollars ($50,000.00) singly or Two Hundred Thousand Dollars ($200,000.00) in the aggregate at issue, in any court or before any governmental commission, board or authority which, if adversely determined, will have an adverse effect on the ability of Borrower to perform its responsibilities under this Agreement or the Relevant Documents; the Borrower is not in default with respect to any order of any court, arbitrator or governmental or non-governmental body; and the Borrower is not subject to or a party to any order of any court or governmental or non-governmental body arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters.

         6.5 Financial Statements. (a) Subject to any limitation stated therein, all balance sheets, income statements and other financial data which have been or shall hereafter be furnished to Lender to induce it to enter into this Agreement, and to continue to provide financing under this Agreement or otherwise in connection herewith, do and will fairly represent in all material respects the financial condition of Borrower as at the respective dates thereof and the results of its operations for the periods for which the same are furnished to Lender. All other information, reports and other papers and data furnished to Lender are, or will be at the time the same are so furnished, true, accurate and complete in all material respects to the best of Borrower's knowledge. All such financial statements and other information have been, or will have been at the time of issuance prepared in accordance with GAAP consistently applied.

             (b) Except as shown on the most recent financial statements which have been delivered to Lender and are identified on Schedule 6.5 annexed hereto and made part hereof, Borrower has no other liabilities as of the date hereof.

         6.6 Changes in Financial Condition. (a) Except as set forth on Schedule 6.5, there has been no material adverse change in Borrower's financial condition since the date of the most recent financial statements identified on Schedule 6.5.

             (b) Borrower's assets, at fair valuation, exceed Borrower's liabilities (including without limitation contingent liabilities); Borrower is paying its debts as they become due; and Borrower has capital and assets sufficient to carry on its business.

         6.7 Accounts Receivable. The most recent list of Accounts Receivable of Borrower delivered to Lender is complete as of the date thereof, and contains an accurate aging thereof. All of said Accounts Receivable are collectible, are subject to no counterclaims or setoffs of any nature whatsoever in excess of any reserves which may be established by Borrower for such contingencies from time to time in accordance with GAAP, and require no further act on the Borrower's part to make such accounts owing by the Account Debtors. None of the Accounts Receivable include any conditional sales, consignments or sales on any basis other than that of absolute sale in the ordinary and usual course of business. No agreement has been made under which any deductions or discounts may be claimed as to any such account except customary discounts or rebates in the ordinary course of business.

         6.8 Inventory. Except as reserved against on the books of Borrower, Borrower's Inventory consists of items of a quality and quantity usable or saleable in the ordinary course of their businesses and the values carried on Borrower's balance sheet are set at the lower of cost or market, in accordance with GAAP consistently applied.

         6.9 Taxes and Assessments. Borrower has paid and discharged when due all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon its income and profits, or upon all or any portion of any property belonging to it, whether real, personal or mixed (other than any the amount or validity of which are being contested in good faith by appropriate proceedings and for which Borrower has set aside adequate reserves in accordance with GAAP). Borrower has filed all tax returns, federal, state and local, and all related information, required to be filed by it.

         6.10 ERISA. (a) Borrower is in compliance in all material respects with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the related provisions of the Internal Revenue Code, and with all regulations and published interpretations issued thereunder by the United States Treasury Department, the United States Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC").

             (b) Neither a reportable event as defined in Section 4043 or ERISA, nor a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal

Revenue  Code,  has  occurred  and is  continuing  with  respect to any employee
benefit  plan  subject  to  ERISA   established  or  maintained,   or  to  which
contributions have been made, by Borrower.

             (c) No employee benefit plan subject to ERISA established or maintained, or to which contributions have been or may be made, by Borrower or by any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA (any such trade or business being referred to hereinafter as an "ERISA Affiliate," and any such employee benefit plan being referred to hereinafter as a "Plan") is maintained by Borrower. No notice of intention to terminate a Plan has been filed nor has any Plan been terminated; the PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, any Plan, nor do circumstances exist that constitute grounds for any such proceedings; and neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from any multiemployer Plan described in Section 4001(a)(3) of ERISA. Borrower and each ERISA Affiliate has met the minimum funding standards under ERISA with respect to each of its Plans; no Plan of Borrower or of any ERISA Affiliate has an accumulated funding deficiency or waived funding deficiency within the meaning of ERISA; and no material liability to the PBGC under ERISA has been incurred by Borrower or any ERISA Affiliate.

         6.11 O.S.H.A./EPA. Borrower has duly complied with, and its facilities, businesses assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act and the Environmental Protection Act, and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there have been no outstanding citations, notices or orders of noncompliance issued to Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

         6.12 Environmental Matters. (a) Except as disclosed in Schedule 6.12 to this Agreement, no property owned or used by Borrower and located in the State of New Jersey is an "industrial establishment" within the meaning of the New Jersey Industrial Site Recovery Act ("ISRA") or is or has been used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes" within the meaning of ISRA. The following are all of the Standard Industrial Classification Codes applicable to the properties and operations of Borrower: 5961 and the following are all of the North American Industrial Classification System numbers applicable to the properties and operations of Borrower: 45411.

                  (b) Borrower is in compliance in all material respects with all applicable federal, state and local statutes, rules, regulations, orders and other provisions of law relating to air emissions, water discharge, noise emissions, solid and liquid disposal, hazardous waste and substances, and other environmental, health and safety matters.

         6.13 No Other Violation. Borrower is not in violation of any term of its certificate of incorporation or by-laws and no event or condition has occurred and is continuing which constitutes or results in (or would constitute or result in, with the giving of notice) lapse of time or other condition):

             (a) A breach of or a default by Borrower under any material agreement, undertaking or instrument to which Borrower is a party or by which it may be affected; or

             (b) The imposition of any lien, encumbrance or restriction on any property of Borrower, except as noted in Schedule 6.16 hereof.

         6.14 Margin Stock. No part of the proceeds of any Revolving Loan will be used, directly or indirectly, to purchase or carry any "margin stock" (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System), to extend credit to others for the purpose of purchasing or carrying any such margin stock, or for any purpose that violates any provision of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System.

         6.15 Location of Collateral. As of the date hereof, none of the Collateral in which a security interest is granted to Lender pursuant to this Agreement or any Relevant Document, or to be hereafter conveyed, is or will be located in or on any premises other than those premises set forth on Schedule
6.15 annexed hereto and made part hereof. Said Schedule contains an accurate record of all of the landlords of property leased by and mortgagees of property owned by Borrower.

         6.16 Other Liens. Borrower has good and marketable title to and own all of the Collateral free and clear of any and all liens, encumbrances or security interests whatsoever, except (a) those encumbrances created pursuant to this Agreement; (b) those encumbrances set forth on Schedule 6.16 annexed hereto and made part hereof, or (c) Permitted Liens. Except as set forth on Schedule 6.16, none of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent prior to Borrower's doing of the same.

         6.17 Books and Records. Borrower maintains its books and records relative to the Collateral at 1157 Shrewsbury Avenue, Shrewsbury, New Jersey 07702.

         6.18 Representations and Warranties True, Accurate, and Complete.

                  (a) None of the representations, warranties or statements made to Lender pursuant hereto or in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

                  (b) All warranties and representations made herein or in the Relevant Documents by Borrower will be true and accurate at the time it requests Lender to make Advances to it hereunder.

         6.19 Names; Location of Office. Schedule 6.19 annexed hereto and made part hereof sets forth a complete and accurate list of:

             (a) All names by which the Borrower is known or under which the Borrower is conducting business, including, without limitation, their corporate name and all trade names; and

             (b) All offices and locations at or out of which the Borrower conducts any of its business or operations, said Schedule 6.19 identifies Borrower's chief executive offices, if there are more than one.

         6.20 Subsidiaries. Schedule 6.20 annexed hereto and made a part hereof sets forth a complete and accurate list of all the domestic Subsidiaries of Borrower and all foreign Subsidiaries of Borrower which are not to be conveyed under the European Sale, their jurisdictions of formation and qualification and their chief executive office locations.


7.       AFFIRMATIVE COVENANTS:

         Until payment in full of all Obligations and the termination of this Agreement, Borrower covenants and agrees that it will:

         7.1 Notify Lender. Promptly inform Lender if any one or more of the representations and warranties made by Borrower in this Agreement, in any Relevant Document or in any certificate delivered in conjunction with this transaction at any time shall no longer be entirely true, accurate and complete.

         7.2 Pay Taxes and Liabilities; Comply with Agreements. Promptly pay, when due, all indebtedness, sums and liabilities of any kind now or hereafter owing by Borrower to any party however created, incurred, evidenced, acquired, arising or payable, including without limitation the Obligations, income and excise taxes and taxes with respect to any of the Collateral, or any wages or salaries paid by Borrower or otherwise, except such taxes or liabilities which are being disputed in good faith in an appropriate forum for which adequate reserves have been set aside.

         7.3 Observe Covenants, etc. Observe, perform and comply with the covenants, terms and conditions of this Agreement, the Relevant Documents and any other agreement or document entered into between Borrower and Lender.

         7.4 Maintain Corporate Existence and Qualifications. Maintain and preserve, and cause any Subsidiary to maintain and preserve, in full force and effect, their existence and rights, franchises, licenses and qualifications necessary to continue their businesses, and comply in all material respects with all applicable statutes, rules and regulations pertaining to the operation, conduct and maintenance of their existence and business including, without limitation, all federal, state and local laws relating to Benefit Plans, environmental, safety, or health matters, and hazardous or liquid waste or chemicals or other liquids (including use, sale, transport and disposal thereof), except to the extent that (a) a failure to do so could not reasonably be expected to have a material adverse effect upon the Borrower, upon the ability of the Borrower to repay the Obligations, or upon the ability of Lender to realize upon the Collateral; (b) a Subsidiary is merged into Borrower with Borrower as the survivor, or (c) a Subsidiary is liquidated in accordance with all applicable laws and regulations and the proceeds of such liquidation are retained by Borrower.

         7.5 Information and Documents to Be Furnished to Lender. Borrower shall furnish to Lender:

             (a) Annual Financial Statements. As soon as delivered to any other creditor, but in no event later than ninety (90) days after the end of each fiscal year, Borrower's balance sheet as at the end of such fiscal year, Borrower's statement of cash flow for such fiscal year and Borrower's income and surplus statement for such fiscal year, all in reasonable detail, all prepared on a consolidated basis, in accordance with GAAP consistently applied, and all audited without qualification by independent certified public accountants selected by Borrower; and, in addition to such annual financial statements, Borrower shall deliver to Lender a true and complete copy of Borrower's form 10-K as submitted to the SEC within five (5) days of the filing of same and together with the annual financial statement a management-prepared annual financial statement prepared on a consolidating basis in accordance with GAAP consistently applied, each together with any supplementary information as Lender shall reasonably require.

             (b) Quarterly Financial Statements. As soon as delivered to any other creditor but in no event later than forty-five (45) days after the end of each fiscal quarter, except the fourth such quarter in any fiscal year, or five
(5) days of filing with the SEC, whichever is later, a true and complete copy of Borrower's form 10-Q as submitted to the SEC, together with a certification by the President, Chief Financial Officer or Vice President of Finance of Borrower, which certification shall include evidence of the method of calculating compliance with financial covenants and shall affirmatively state that (i) such statements are true, accurate and correct, (ii) such statements were internally prepared in accordance with GAAP applied on a consistent basis; and (iii) as of the date of such statements no Event of Default or event which, but for the lapse of time or giving of notice or both, would constitute an Event of Default existed, and in addition to such statements, any supplementary information to the financial reports as Lender shall reasonably require.

             (c) Management Letter. Promptly a copy of any management letter received by Borrower from its accountants.

             (d) Covenant Compliance Certificate. Contemporaneously with the delivery of each financial statement required by Sections 7.5(a) and (b) above, a certification of covenant compliance in form and substance acceptable to Lender and containing evidence of the method of calculating covenant compliance.

             (e) Borrowing Base Certificate. On or before the fifteenth (15th) day of each month, or more frequently if Lender shall require at any time, a complete, dated and signed Borrowing Base Certificate as of the end of the previous month in form and substance acceptable to Lender.

             (f) Sale and Remittance Reports. Daily, a summary report of the total dollar amount of all invoices/bills issued and of collections received directly by Borrower as of the close of the previous business day and, not less than weekly, a customer analysis sales report as customarily prepared by Borrower and a report of collections received directly by Borrower as of the end of the prior week.

             (g) Inventory  Reports.  If applicable,  on or before the fifteenth
(15th) day of each month, or more frequently if Lender shall require at any time, a report in form and substance satisfactory to Lender setting forth the type and value of Inventory (which value shall be determined on the basis of the lower of cost of market values then prevailing) and the location of said Inventory.

             (h) Accounts  Receivable/Payable  Aging  Reports.  On or before the fifteenth (15th) day of each month, a summary aging report setting forth the amount due and owing on Accounts Receivable and accounts payable on Borrower's books as of the close of the preceding month, together with a reconciliation report satisfactory to Lender showing all sales, collections, payments and adjustments to Accounts Receivable and payments on accounts payable on Borrower's books, and, if reasonably required by Lender from time to time, such a report with respect to Accounts Receivable, in detail, by Account Debtor.

             (i) Projections. Annually, not later than thirty (30) days prior to the end of each fiscal year, an annual budget, in form and substance satisfactory to Lender; prepared on a month-to-month basis.

             (j) Customer Lists. Within thirty (30) days of the execution hereof and annually on the same date of each year thereafter, a detailed customer list setting forth each of Borrower's customers to whom sales were made during the immediately preceding twelve (12) month period, including the address, telephone number and contact person for each.

             (k) Proof of Insurance. Annually, proof of insurance, including, without limitation, credit insurance and hazard insurance, in form and substance satisfactory to Lender, including, but without limitation, a certificate of insurance.

             (l) Income Tax Return. As to Borrower and each Guarantor, within ten (10) days of filing with the Internal Revenue Service, a true and complete copy of its signed Federal income tax return.

             (m) Change in Status. Immediately, notice of any change in the status of an Account Receivable or Inventory from that which is Eligible to that which is not.

             (n) Rejection, Delay, Claims. Immediately, notice of delay in performance, or claims made in regard to Accounts Receivable.

             (o) ERISA Documents. All ERISA reports, notices, returns and all other documents filed as required by or in compliance with ERISA, whether to the Internal Revenue

Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other appropriate agency, and all documents and information distributed to participants in any Plan.

             (p) Notice of Environmental, Health or Safety Complaints. Within five (5) Banking Days of receipt, notice or copies if written of all claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from any governmental body or private person or entity, relating to air emissions, water discharge, noise emission, solid or liquid waste disposal, hazardous waste or materials, or any other environmental, health or safety matter, including the name of the party who filed the claim and the potential amount and the nature of the claim.

             (q) Press Releases. Within ten (10) days of issuance, copies of all press releases.

             (r) Other Information. Immediately upon demand:

                (i) Certificates of insurance for all policies of insurance to be maintained by Borrower pursuant hereto;

                (ii) An estoppel certificate executed by the President of Borrower indicating that there then exists no Event of Default and no event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under any agreement to which Borrower is a party;

                (iii) All original and other documents evidencing right to payment, including but not limited to invoices, original orders, shipping and delivery receipts;

                (iv) All information received by Borrower indicating an adverse change in the financial status or condition of any Account Debtor;

                (v) Assignments, in form acceptable to Lender, of Accounts Receivable, and of the monies due or to become due on specific contracts relating to the same; and

                (vi) From time to time, such other information as Lender may reasonably request.

         7.6 Access to Records and Property. At any time and from time to time, upon request by Lender during business hours, give any representatives of Lender access to, and permit any of them to examine, copy or make extracts from, any and all books, records and documents in the possession of Borrower or any independent contractor relating to Borrower's affairs and the Collateral, and to inspect any of their properties and the Collateral wherever located.

         7.7 Comply With Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, compliance with which is necessary to maintain its existence or the conduct of its businesses or noncompliance with which would materially and adversely affect its ability to perform its responsibilities under this Agreement or Lender's ability to realize upon the Collateral.

         7.8 Insurance Required. (a) Cause to be maintained, in full force and effect on all property given as collateral security for all Obligations, insurance in such amounts and against such risks as is reasonably satisfactory to Lender and as generally carried by similar businesses located in the same general geographic area. Said insurance policy or policies shall:

                (i) Be in a form and with insurers which are reasonably satisfactory to Lender;

                (ii) Designate Lender and its assignees, as additional insureds and lender loss payees as their interests may from time to time appear;

                (iii) Contain a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any negligence by Borrower or any other Person shall not invalidate the insurance as to Lender and its assigns; and

                (iv) Provide that they may not be canceled or materially altered without thirty (30) days' prior notice to the Lender and its assigns.

             (b) Additional Insurance. Obtain such additional insurance as Lender may reasonably require.

             (c) Notice of Loss. In the event of loss or damage, forthwith notify Lender and file proofs of loss with the appropriate insurer. Borrower hereby authorizes Lender to endorse any checks or drafts constituting insurance proceeds.

             (d) Policies and Proof of Payment. Upon demand, deliver to Lender the original of each policy evidencing insurance required to be maintained under this Agreement, together with evidence of payment of all premiums therefor.

             (e) Proceeds. Subject to the provisions of section 7.10, forthwith upon receipt of insurance proceeds endorse and deliver the same to Lender.

             (f) No Duty for Lender. In no event shall Lender be required either to (i) ascertain the existence of or examine any insurance policy or (ii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

         7.9 Condition of Property; No Liens. Maintain all property conveyed to Lender as collateral security for any Obligations in good condition and repair at all times, preserve it against any loss, damage, or destruction of any nature whatsoever relating to said property or its use, and keep said property free and clear of any liens and encumbrances whatsoever, except those liens and encumbrances created pursuant hereto, disclosed herein or Permitted Liens.

         7.10 Payment of Proceeds. Forthwith upon receipt of all proceeds of Collateral, except insurance proceeds not exceeding the sum of One Hundred Thousand Dollars which may be retained by Borrower for the repair or replacement of the Collateral which was the subject of such claim so long as no Event of Default has occurred and is continuing, pay such proceeds over to Lender in the form received, and such proceeds shall thereupon become Lender's sole property for application to the Obligations.

         7.11 Further Assurances. At any time or from time to time upon request of Lender, execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effectuate more fully the purposes of this Agreement and the Relevant Documents.

         7.12 Pay Legal Fees and Expenses. Pay to Lender, within five (5) Banking Days after demand, together with interest at the Default Rate from the date when billed or advanced by Lender until repaid by Borrower, all costs, expenses or other sums billed or advanced by Lender (including reasonable legal fees and disbursements) to preserve, collect, protect its interest in or realize on the Collateral, and to enforce Lender's rights as against Borrower, any Account Debtor or Guarantor, or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement or the Relevant Documents, including without limitation reasonable legal fees, expenses and disbursements unless a court determines otherwise. All such expenses, costs and other sums shall be deemed Obligations secured by the Collateral.

         7.13 Records. At all times keep accurate and complete records of the Collateral and the status of each Account Receivable.

         7.14  Banking   Relationship.   Borrower  shall  maintain  its  primary
operating account(s) at a branch of Lender, provided however, Borrower shall not be required to deposit the proceeds of the European Sale with Lender.

         7.15 Delivery of Documents. If any proceeds of Accounts Receivable shall include or any of the Accounts Receivable shall be evidenced by notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, Borrower shall immediately deliver them to Lender appropriately endorsed. Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any such instrument or document, Lender is authorized to endorse it on Borrower's behalf.

         7.16 United States Contracts. If any Accounts Receivable arise out of contracts with the United States or any of its departments, agencies or instrumentalities and such Accounts Receivable, in the aggregate, exceed ten percent (10%) of Borrower's total Accounts Receivable, Borrower will notify Lender, and if required by Lender, Borrower shall execute any necessary instruments in order that all money due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

8.       NEGATIVE COVENANTS:

         Until payment in full of all Obligations, Borrower covenants and agrees that it will not:

         8.1 No Consolidation, Merger, Acquisition. Consolidate with, merge with, or acquire the stock or assets of any Person, firm, joint venture, partnership, corporation, or other entity, whether by merger, consolidation, purchase of stock or otherwise, except that (a) any Subsidiary may merge into Borrower so long as Borrower is the surviving corporation and (b) Borrower may make Permitted Acquisitions.

         8.2 Disposition of Assets or Collateral. Sell, lease, transfer, convey or otherwise dispose of any or all of its assets or Collateral, other than (a) the retirement of worn or obsolete fixed assets in the ordinary course of business, (b) the sale of Inventory in the ordinary course of business, and (c) the sale of the European Subsidiaries.

         8.3 Other Liens. Incur, create or permit to exist any mortgage, assignment, pledge, hypothecation, security interest, lien or other encumbrance on any of their property or assets, whether now owned or hereafter acquired, except Permitted Liens.

         8.4 Negative Pledges. Incur, create or permit to exist any negative pledge in any other mortgage, security agreement, pledge, hypothecation or other agreement entered into between Borrower with any other Person.

         8.5 Other Liabilities. Incur, create, assume or permit to exist any indebtedness or liability on account of either borrowed money or the deferred purchase price of property, except (a) Obligations to Lender; or (b) indebtedness subordinated to payment of the Obligations on terms approved by Lender in writing; (c) those liabilities existing on the date hereof; (d) other liabilities on account of borrowed money or the deferred purchase price of property not to exceed the sum of $250,000.00 outstanding at any time; or (e) unsecured indebtedness incurred in connection with a Permitted Acquisition, with the prior written consent of Lender, which consent shall be conditioned, among other things, upon Lender's receipt of a subordination agreement in form and substance acceptable to Lender from the seller(s) to whom such unsecured indebtedness is owed.

         8.6 Loans. Make loans to any Person except (a) extensions of trade credit in the ordinary course of business; (b) loans to employees of Borrower not to exceed an aggregate of $500,000.00 outstanding at any time; (c) loans to Subsidiaries existing as of the date of this Agreement not to exceed an aggregate of $500,000.00 outstanding at any time; an existing loan to the French Subsidiary, Programmer's Paradise S.A.R.L. (which Subsidiary is not operating and is to be dissolved) which shall not at any time exceed the outstanding principal balance as of the date hereof of approximately One Million Six Hundred Thousand Dollars ($1,600,000.00).

         8.7 Guarantees. Except for the benefit of Lender, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, firm or entity except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; or (b) contingent obligations under letters of credit entered into in the ordinary course of business for the purchase of merchandise for resale, or (c) indemnities delivered in conjunction with the European Sale.

         8.8 Remove Property. Remove, or cause or permit to be removed any of its Collateral or assets from those premises set forth on Schedule 6.15 annexed hereto and made part hereof, except for sales of Inventory in the ordinary course of Borrower's businesses or as otherwise expressly permitted by this Agreement.

         8.9 Transfers of Notes or Accounts Receivable. Sell, assign, transfer, discount or otherwise dispose of any Accounts Receivable or any promissory note payable to it with or without recourse, except for collection without recourse in the ordinary course of business.

         8.10 Sale of Inventory. Sell any Inventory on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis, or any other basis subject to a repurchase obligation or right to return.

         8.11 Dividends. Declare or pay any cash dividend or make any distribution on, or redeem, retire or otherwise acquire directly or indirectly, any share of its stock, except, so long as no Event of Default has occurred and is continuing, (a) the repurchase of stock in compliance with the limitation set forth in Section 8.18 and (b) dividends or distributions made solely out of the proceeds of the European Sale.

         8.12 Modification of Documents. Change, alter or modify, or permit any change, alteration or modification of its certificate of incorporation, by-laws or other governing documents, without the prior written consent of Lender which shall not be unreasonably withheld.

         8.13 Change Business. Materially change or alter the nature of its business, provided that the European Sale and Permitted Acquisitions shall not be deemed material changes or alterations.

         8.14 Settlements. Compromise, settle or adjust any claims in a material amount relating to any of the Collateral, except the compromise, settlement, or adjustment of Accounts Receivable which are not included as Eligible Receivables on the Borrowing Base Certificate.

         8.15 Change Location or Name. Change the place where its books and records are maintained or change its name or transact business under any other name without thirty (30) days' prior written notice to and the prior written consent of Lender, which shall not be unreasonably withheld.

         8.16 Transactions With Affiliates. Enter into any transaction with an Affiliate or Subsidiary on terms less advantageous to Borrower than those that could be obtained from any other Person in an arms-length transaction.

         8.17 Current Ratio. Cause, suffer or permit the ratio of the total of Borrower's current assets to Borrower's current liabilities as at the end of any fiscal quarter to be or become less than 1.5 to 1.0 calculated on a consolidated basis, in accordance with GAAP applied on a consistent basis.

         8.18 Tangible Net Worth. Cause, suffer or permit Tangible Net Worth (as hereinafter defined) as at the end of any fiscal quarter, to be less than Eighteen Million Dollars ($18,000,000) at any time. For the purposes of this Agreement, the term "Tangible Net Worth" shall mean, as of the time of any determination thereof, the difference between (i) the sum of (A) the par value (or the value stated on the books of Borrower) of the capital stock of all classes of Borrower, plus (or minus in the case of a deficit), (B) the amount of the surplus, whether capital or earned of Borrower, plus (C) the amount of Subordinated Debt less (ii) the sum of treasury stock, unamortized debt discount and expense, goodwill, trademarks, trade names, patents, deferred charges, and other similar intangible assets and any write-up after the date hereof of the value of any assets, all determined, on a consolidated basis, in accordance with generally accepted accounting principles, applied on a consistent basis.

         8.19 Senior Debt to Tangible Net Worth. Cause, suffer or permit the ratio of Senior Debt (as hereinafter defined) to Tangible Net Worth on a consolidated basis, as at the end of any fiscal quarter, to be or become more than 2.0 to 1.0. For the purposes of this Agreement, the term "Senior Debt" shall mean all indebtedness of Borrower owed to any Person which is not Subordinated Debt.

         8.20 Capital Expenditures. Enter into any agreements to purchase or pay for or become obligated to pay for capital expenditures, long term leases, capital leases and/or sale lease-backs, which exceed an amount aggregating, on a consolidated basis, in excess of Two Million ($2,000,000) Dollars during the fiscal year ending December 31, 2001 or during any fiscal year thereafter.


9.       MISCELLANEOUS RIGHTS AND DUTIES OF LENDER:

         9.1 Charges Against Credit Balances. Lender, without demand and acting in its sole and absolute discretion, in each instance, consistent with the terms of this Agreement, may charge and withdraw from any credit balance which Borrower may then have with Lender or any of its branches, or which Borrower may have with any affiliate of Lender, any amount which shall become due from Borrower to the Lender under this Agreement.

         9.2 Remittances. Borrower covenants and agrees (a) to receive in trust for Lender, all payments for the sale of goods or the performance of services and in each case, whether by cash, checks, drafts, notes, acceptances or other forms of payment; and (b) deliver such payments to Lender in the identical form in which received.

         9.3 Collections; Modification of Terms. At any time after the occurrence and during the continuance of an Event of Default, Lender may, in its sole and absolute discretion, and at any time, with respect to any of the Collateral, demand, sue for, collect or receive any money or property, at any time payable or receivable on account of or in exchange for, or make any compromises it deems desirable including without limitation extending the time of payment, arranging for payment in installments, or otherwise modifying the terms or rights with respect to any of the Collateral, all of which may be effected without notice to or consent by Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted hereunder.

         9.4 Notification of Account Debtors. At any time after the occurrence and during the continuance of an Event of Default, Lender may notify the Account Debtors on any of the Accounts Receivable to make payment directly to Lender, and Lender may endorse all items of payment received by it which are payable to Borrower. Borrower, at the request of Lender, shall notify the Account Debtors of Lender's security interest in its Accounts Receivable. Until such time as Lender elects to exercise its right of notification, Borrower is authorized to collect and enforce the Accounts Receivable under the terms and conditions set forth in Sections 2.2(a) and 9.2.

         9.5 Uniform Commercial Code. At all times prior and subsequent to an Event of Default, Lender shall be entitled to all the rights and remedies of a secured party under the Uniform Commercial Code as enacted in New Jersey, as the same may be amended from time to time, (N.J.S.A. 12A:9-101 et seq.), with respect to all Collateral.

         9.6 Preservation of Collateral. At all times prior and subsequent to an Event of Default, Lender may take any and all action which in its sole and absolute discretion is necessary and proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower which might in Lender's sole and absolute discretion, impair the Collateral or Lender's security interest therein, purchasing insurance on the Collateral, repairing the Collateral, or paying taxes or assessments thereon, and the sums so expended by Lender shall be secured by the Collateral, shall be added to the amount of the Obligation due Lender and shall be payable on demand with interest at the Default Rate from the date expended by Lender until repaid by Borrower.

         9.7 Mails. From and after the occurrence and during the continuance of an Event of Default, Lender is authorized to (and Borrower shall, upon request of Lender) notify the postal authorities to deliver all mail, correspondence or parcels addressed to Borrower to Lender at such address as Lender may direct, provided, however, that Lender shall promptly forward all mail to Borrower which is unrelated to the Collateral.

         9.8 Lender's Right to Cure. In the event Borrower shall fail to perform any of its responsibilities hereunder or under any of the Relevant Documents, then Lender, in addition to all of its rights and remedies hereunder, may perform the same, but shall not be obligated to do so, at the cost and expense of Borrower. In any such event, Borrower shall promptly reimburse Lender together with interest at the Default Rate from the date such sums are expended until repaid by Borrower.

         9.9 Test Verifications. Lender shall have the right to make test verifications of any and all Accounts Receivable in any manner, whether oral or written, and through any medium, including telephonically, which Lender considers advisable, and Borrower shall render any necessary assistance to Lender.

         9.10 Power of Attorney. Lender is hereby irrevocably appointed by Borrower as its lawful attorney and agent in fact to execute financing statements and other documents and agreements as Lender may deem necessary for the purpose of perfecting any security interests, mortgages or liens under any applicable law. Further, Lender is hereby authorized to file on behalf of Borrower, in its name, and at its expense, such financing statements, documents or agreements in any appropriate governmental office. Borrower hereby grants a power of attorney to Lender to endorse Borrower's name on checks, notes, acceptances, drafts and any other instruments requiring Borrower's endorsement, to change the address where Borrower's mail should be sent and to open all mail and to do such other acts and things necessary to effectuate the purposes of this Agreement. All acts by the Lender or its designee are hereby ratified and approved, and neither the Lender, nor its designee shall be liable for any acts of omission or commission, or for any error of judgment or mistake, except for gross negligence or willful misconduct. Borrower hereby grants a power of attorney to Lender to file proofs of loss respecting the Collateral with the appropriate insurer and to endorse any checks or drafts constituting insurance proceeds. The powers of attorney granted to Lender in this Agreement are coupled with an interest and are irrevocable so long as this Agreement is in force or any Obligation shall remain unpaid. Although fully vested hereby as Borrower's attorney-in-fact, Lender shall refrain from exercising those powers which are not incident to the maintenance of the commercial lending relationship with Borrower until an Event of Default has occurred and is continuing.

         9.11 Communication with Accountants. Borrower authorizes Lender to communicate directly with its independent certified public accountants and authorizes these accountants to discuss with, and if requested, disclose to Lender any and all financial statements, including any management letter with respect to the business, financial condition and other affairs of the Borrower.

         9.12 Confidentiality. Lender shall hold all non-public information obtained by Lender pursuant to the requirements of this Agreement in accordance with Lender's customary procedures for handling confidential information of this nature; provided, however, Lender may disclose such confidential information to its examiners, affiliates, outside auditors, counsel and other professional advisors, to any present, future or prospective participant or successor in interest who agrees to be bound by this clause and as required or requested by any governmental body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Lender shall use its best efforts prior to disclosure thereof, to notify the Borrower of the applicable request for disclosure of such non-public information (A) by a governmental body or representative thereof (other than any such request in connection with an examination of the financial condition of Lender by such governmental body) or (B) pursuant to legal process and (ii) in no event shall Lender be obligated to return any materials furnished by Borrower other than those documents and instruments which have been delivered into the possession of Lender for the purpose of perfecting Lender's security interest in and to the Collateral upon payment in full of the Obligations and termination of this Agreement.

10.      CONDITIONS TO MAKING EXTENSIONS OF CREDIT:

         10.1 Initial Extension of Credit. The obligation of Lender to make the first Advance hereunder is subject to the satisfaction of each of the following conditions precedent:

             (a) Loan Documents. Receipt by Lender of a fully executed copy of this Agreement with complete Schedules, the Secured Revolving Note and all Related Documents.

             (b) Financing Statements. Receipt of Lender of all required Uniform Commercial Code Financing Statements, fully executed and in a form suitable for filing in all appropriate jurisdiction(s).

             (c) Landlord's/Warehousemen's Waivers. Receipt by Lender of landlord's or warehouseman's waivers, as applicable, for each real property location occupied by Borrower or at which Collateral is located, executed by the owner and/or lessor and/or operator, as applicable, of such location.

             (d) Deposit Account; Lockbox Agreements. Receipt by Lender of (i) evidence satisfactory to it that Borrower has opened a deposit account with Lender, and (ii) fully executed lockbox and blocked account agreements.

             (e) Insurance. Receipt by Lender of copies of Borrower's insurance policies containing a long-form lender loss payable endorsement satisfactory to Lender and which in all other respects comply with the requirements hereof.

             (f) Searches. Receipt by Lender of lien, judgment and standing searches with respect to Borrower and all Guarantors satisfactory to Lender.

             (g) Completion of Due Diligence. Receipt by Lender of all information requested from Borrower in connection with Lender's due diligence review of Borrower and all other parties, and completion of such review by Lender, with results satisfactory to Lender.

             (h) Officers' Certificates. Receipt by Lender of an officers' certificate for the Borrower and each Guarantor showing the names and titles of the officers and directors and with respect to the Guarantors all shareholders and appending as exhibits all governing documents and enabling resolutions for this transaction.

             (i) Opinion of Counsel. Receipt by Lender of an opinion of the counsel to Borrower addressed to Lender and in all respects satisfactory to Lender and its counsel.

             (j) Borrowing Base Certificate. Receipt by Lender of a Borrowing Base Certificate, dated as of the date hereof and executed by the President, Chief Financial Officer or Vice President-Finance of Borrower, evidencing sufficient availability to support the initial Advance requested hereunder.

             (k) European Sale Agreements. Receipt by Lender of a true and complete copy of the agreements relating to the European Sale and Lender's satisfactory review of same.

             (l) Payoff. Payoff letter(s) from Borrower's existing secured lender(s) in form and substance acceptable to Lender, together with satisfactory confirmation of the termination/discharge of all liens in favor of such Lender.

             (m) Fees. Receipt by Lender of all fees and expenses which are payable to Lender, its counsel, or to third-party providers of services related to the closing of this transaction.

             (n) Miscellaneous. Receipt by Lender of such other documents, instruments, records, assurances and information as Lender or its counsel may reasonably require, all in form and substance satisfactory to Lender and its counsel.

         10.2     Conditions to All Advances.

             (a) Lender's obligation to advance any Revolving Loan or to issue any Letter of Credit is subject to the condition that, as of the date of such advance or issuance, no Event of Default or event which, for the lapse of time or giving of notice or both would constitute an Event of Default, shall have occurred and be continuing.

             (b) Borrower's acceptance of each Revolving Loan under this Agreement shall constitute reaffirmation of all representations and warranties set forth herein.


11.      DEFAULT:

         The  occurrence  of any of the following  shall  constitute an Event of
Default:

         11.1 Failure to Pay. Borrower fails to pay, when due any payment of principal, interest or other charges due and owing to Lender pursuant to any Obligations of Borrower to Lender including, without limitation, those Obligations arising pursuant to this Agreement or any Relevant Document, or under any other agreement for the payment of monies then due and payable to Lender;

         11.2 Failure to Perform. Borrower's failure to perform or observe any covenant, term or condition of this Agreement set forth in Section 6 or in subsections 7.5, 7.6 or 7.10 or Borrower's failure to perform or observe any other covenant, term or condition of this Agreement or under any Relevant Documents to be performed or observed by Borrower, which continues uncured and not waived for a period of ten (10) Banking Days;

         11.3 Cross Default; Default on Other Debt. A default on any of the Obligations (with the exception of defaults covered by Subsection 11.1 and 11.2 above) or any default on any other obligation or indebtedness of Borrower or any Guarantor to any Person beyond any applicable grace period, so that the holder of such indebtedness declares such indebtedness due prior to its date of maturity because of Borrower's or such Guarantor's default thereunder, provided however, that Borrower's or such Guarantor's failure to make such payment shall not be deemed a default hereunder if same is being contested in good faith;

         11.4 False Representation or Warranty. Borrower shall have made any statement, representation or warranty in this Agreement or in any Relevant Document or any certificate executed by Borrower incident to this Agreement, which is at any time found to have been false in any material respect at the time such representation or warranty was made;

         11.5 Petition by or Against Borrower. Borrower ceases to do business as going concerns, or there is filed by or against Borrower, any petition with respect to its own financial condition under any bankruptcy law or any amendment thereto (including without limitation a petition for reorganization, arrangement or extension) or under any other insolvency laws providing for the relief of debtors and, in the case of involuntary proceedings only, such proceeding is not stayed or dismissed within forty-five (45) days of its filing;

         11.6 Appointment of Receiver. A receiver, custodian, trustee, conservator or liquidator is appointed for Borrower, or all or a substantial part of its assets; or Borrower shall be adjudicated bankrupt, insolvent or in need of any relief provided to debtors by any court;

         11.7 Judgments; Levies. If any final judgment or judgments (except those covered by insurance), or any levy, sequestration, or attachment, which in the aggregate exceed $25,000.00, against Borrower or its property, remains unpaid, undischarged, unsatisfied, unbonded or undismissed for a period of thirty (30) days after Borrower has received notification of the entry thereof unless same is stayed pending an appeal brought in good faith in an appropriate forum;

         11.8 Change in Condition. There occurs any material and adverse change in the condition or affairs, financial or otherwise, of Borrower which, in the opinion of Lender, impairs Lender's security or increases its risk;

         11.9 Liquidation or Dissolution. The liquidation and/or dissolution of Borrower;

         11.10 Environmental Claim. At any time the Lender reasonably determines that an environmental claim will have a potentially material adverse effect on the financial condition of Borrower; or

         11.11 Failure to Notify. If at any time the Borrower fails to provide Lender immediately with notice or copies, if written, of all complaints, orders, citations or notices with respect to environmental, health or safety complaints as required by Section 7.5.

         11.12 Rejection of Liability. If at any time Borrower or any Guarantor denies or seeks to render invalid the validity or enforceability of this Agreement or any Relevant Documents or if at any time any Guarantor terminates its guaranty.

12.      REMEDIES:

         12.1 Acceleration; Proceed Against Collateral. Upon the occurrence of an Event of Default:

             (a) The total amount ("Default Amount") of (i) the aggregate amount of all Obligations for principal and interest, including late charges thereon, and all other sums which are then due and unpaid; and (ii) an amount equal to the aggregate amount of all principal remaining to be repaid on all Obligations; and (iii) interest on the foregoing sums, at the Default Rate provided from said occurrence until paid in full shall, automatically upon the occurrence of any event specified in Section 11.5 and otherwise at the option of Lender, become immediately due and payable without notice or demand; and

             (b) Lender may forthwith give written notice to Borrower, whereupon Borrower shall, at its expense, promptly deliver any or all Collateral to such place as Lender may designate, or Lender shall have the right to enter upon the premises where the Collateral is located and take immediate possession of and remove the Collateral without liability to Lender. In the event Lender obtains possession of the Collateral, Lender may sell, lease or otherwise dispose of any or all of the Collateral at public or private sale, at such price or prices as Lender may deem best, either for cash, on credit, or for future delivery, in bulk or in parcels and/or lease or retain the Collateral repossessed using it or keeping it idle. Notice of any sale or other disposition shall be given to the Borrower at least ten (10) days before the time of any intended sale or disposition of the Collateral is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Lender may also elect to retain the Collateral or any part thereof in satisfaction of Borrower's Obligations. The proceeds, if any, of any such sale or leasing by Lender shall be applied: First, to the payment of all fees and expenses incurred by Lender, including without limitation any reasonable legal fees and expenses; Second, to pay the Default Amount to the extent not previously paid by Borrower; and Third, to pay any excess remaining thereafter to Borrower.

         12.2     Set-off.

             (a) Upon the occurrence of an Event of Default, Lender shall have the right, immediately and without notice or other action to set-off against any of the Borrower's liabilities to Lender any money owed by Lender (or any affiliate of Lender) in any capacity to Borrower, whether or not due, and Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such Event of Default even though the actual book entries may be made at a time subsequent thereto.

             (b) If other lenders have participated with the Lender with respect to the Lender's making loans to the Borrower pursuant to the terms hereof, then, Borrower hereby authorizes such other participating lenders, upon the occurrence of an Event of Default, immediately and without notice or other action, at the request of Lender, to set off against any of the Borrower's liabilities to Lender any money owed by such participating lenders in any capacity to Borrower, whether or not due, and to remit the monies set off to the Lender.

         12.3 Cumulative Remedies; Waivers. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lender at law or in equity. No express or implied waiver by Lender of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lender in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right provided herein. The Events of Default and remedies thereon are not restrictive of and shall be in addition to any and all other rights and remedies of Lender provided for by this Agreement and applicable law.

         12.4 WAIVE JURY TRIAL. LENDER AND BORROWER HEREBY AGREE THAT ANY PROCEEDING OR LITIGATION RELATING TO THIS AGREEMENT, THE RELEVANT DOCUMENTS OR OTHER AGREEMENTS OR INSTRUMENTS BETWEEN THEM SHALL BE TRIED BY A JUDGE ONLY AND NOT BY A JURY, THEREFORE LENDER AND BORROWER HEREBY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY SUCH PROCEEDING OR LITIGATION.

         12.5 Costs and Expenses. Borrower shall be liable for all costs, charges and expenses, including reasonable attorney's fees and disbursements, incurred by Lender by reason of the occurrence of any Event of Default or the exercise of the Lender's remedies with respect thereto.

         12.6 No Marshalling. Lender shall be under no obligation whatsoever to proceed first against any of the Collateral before proceeding against any other of the Collateral. It is expressly understood and agreed that all of the Collateral stands as equal security for all Obligations, and that Lender shall have the right to proceed against any or all of the Collateral in any order, or simultaneously, as in its sole and absolute discretion it shall determine. It is further understood and agreed that Lender shall have the right, as it in its sole and absolute discretion shall determine, to sell any or all of the Collateral in any order or simultaneously.


13.      WAIVERS, CONSENTS:

         13.1 Waivers. Borrower waives demand, presentment, notice of dishonor or protest of any instruments either of Borrower or others which may be included in the Collateral or which may evidence the Obligations.

         13.2     Consents.   Borrower consents:

             (a) To any extension, postponement of time of payment, indulgence or to any substitution, exchange or release of Collateral.

             (b) To any addition to, or release of, any party or persons primarily or secondarily liable, or acceptance of partial payments on any Accounts Receivable or instruments and the settlement, compromising or adjustment thereof.


14.      SURVIVAL:

         All representations and warranties made herein or in any certificate or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Agreement, and said certificates or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitation to the contrary notwithstanding.


15.      EFFECT OF HOLIDAYS:

         If any payment pursuant to this Agreement becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of New Jersey or any applicable lending office of Lender, the maturity thereof shall be extended to the next succeeding Banking Day.


16.      NOTICES:

         16.1 Written; Effective Date. All notices and other communications hereunder shall be in writing, shall be deemed to have been duly given when: (a) transmitted by confirmed facsimile followed by written notice delivered by one of the methods set forth below, (b) sent, postage prepaid, by certified mail, return receipt requested or (c) deposited with a recognized overnight courier and shall be deemed received upon (x) receipt of the facsimile prior to 5:00 p.m. Eastern time on a Banking Day and otherwise on the next succeeding Banking Day, (y) three (3) Banking Days after deposit with the United States Postal Service and (z) one (1) Banking Day after deposit with a recognized overnight courier. Any notification of a sale or other disposition of Collateral or any other action by Lender required to be given by Lender shall be sufficient if given not less than ten (10) days prior to the days on which such sale or other disposition would be made, and such notification shall be deemed reasonable notice.

         16.2 To Lender. Notices to Lender shall be directed to the following address:

                  Hudson United Bank
                  87 Post Road East
                  Westport, Connecticut 06680
                  Attn:  James E. Bardon, V.P.
                  Facsimile: (203) 291-6648
                  with a copy to:

                  Pitney, Hardin, Kipp & Szuch LLP
                  Postal Service Address:
                  P.O. Box 1945
                  Morristown, New Jersey 07962-1945
                  Courier Service Address:
                  200 Campus Drive
                  Florham Park, New Jersey 07932
                  Attn:  Linda K. Connolly, Esq.
                  Facsimile:  (973) 966-1550

         16.3 To Borrower. Notice to Borrower shall be directed to the following address:

                  Programmer's Paradise, Inc.
                  1157 Shrewsbury Avenue
                  Shrewsbury, New Jersey 07702
                  Attn:  William H. Sheehy, V.P. and C.F.O.
                  Facsimile: (732) 460-9321

                  with a copy to:

                  Dechert
                  30 Rockefeller Plaza
                  New York, New York 10112
                  Attn:  Frederic J. Klink, Esq.
                  Facsimile:  (212) 698-3599

Provided, however, any failure to provide a copy to a party's attorney shall not invalidate the notice given to such party.


17.      TERMINATION OF AGREEMENT:

         17.1 Termination by Lender. Lender, in its sole and absolute discretion, may terminate this Agreement at any time upon the earlier to occur of (a) the occurrence of an Event of Default hereunder; or (b) the Termination Date, whereupon the Obligations shall be due and payable immediately.

         17.2 Termination by Borrower. Borrower may terminate this Agreement at any time on or after the second (2nd) annual anniversary of the execution of this Agreement, upon giving Lender not less than thirty (30) days' prior irrevocable written notice. In the event Borrower seeks to terminate this Agreement prior to such second anniversary date or without the giving of adequate notice, then in addition to the payment of all of Borrower's obligations to Lender, in full, together with all accrued interest, fees and charges, there shall also be due and payable a termination fee as follows:

             (a) two percent (2%) of the amount of the Line of Credit if terminated prior to the first anniversary date;

             (b) one percent (1%) of the amount of the Line of Credit if terminated on or after the first anniversary date but prior to the second anniversary date;

             (c) one percent (1%) of the amount of the Line of Credit if terminated on or after the second anniversary date but with insufficient notice; and

             (d) anything contained in this section 17.2 to the contrary notwithstanding, one half of a percent (0.50%) of the amount of the Line of Credit in the event Borrower elects to terminate its revolving line of credit due to Lender's failure to consent to a merger which Borrower, in good faith, intends to enter into.

         17.3 Rights Upon Termination. Notwithstanding the termination of this Agreement as herein provided, Lender's security interest, rights and remedies herein set forth shall remain in full force and effect until all Borrower's Obligations are paid in full.

         17.4 Termination of Agreement. Upon full and final payment of the Revolving Loans and all other Obligations under this Agreement and the Relevant Documents, this Agreement shall terminate (except for such duties and obligations that may relate to any indemnifications provided by Borrower to Lender hereunder, all of which are expressly intended to survive payment of the Obligations and the termination hereof) provided however: (a) Borrower may be required to provide further indemnities, in form and substance reasonably acceptable to Lender, relating to Lender's claims to uncollected funds previously credited to Borrower which arise after such termination of this Agreement and (b) Lender shall execute and deliver a letter in the form customarily provided by Lender to confirm the amount of the Obligations which, upon payment in full, will oblige the Lender to provide terminations on form UCC-3 and other discharges and/or terminations which may then be applicable to evidence the release of the security interests and liens of Lender in and to the Collateral.

18.      INDEMNITIES BY BORROWERS:

         18.1 Capital Adequacy. If (a) any adoption of, change in or interpretation of any statute or governmental regulation applicable to Lender, or (b) compliance with any guideline, request or direction of any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally, or any court requires the agreements of Lender hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Lender or any corporation controlling the Lender (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on the Lender's capital as a consequence of such requirement to a level below that which the Lender could have achieved but for such Capital Adequacy Event, taking into consideration the Lender's policies with respect to capital adequacy, by an amount which the Lender deems to be material, the Lender shall promptly deliver to the Borrower a statement of the amount necessary to compensate the Lender for the reduction in the rate of return on its capital attributable to such commitments (the "Capital Compensation Amount"). The Lender shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. The Lender shall from time to time notify the Borrower of the amount so determined (which determination, absent manifest error, shall be conclusive). Such amount shall be due and payable by the Borrower to the Lender ten (10) business days after such notice is given. All such amounts shall be part of the Obligations and shall bear interest at the rate set forth in Subsection 4.3 if not paid when due.

         18.2 Indemnification of Lender. Borrower hereby covenants and agrees to indemnify, defend and hold harmless Lender and its officers, directors, employees and agents from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel) which may be incurred by or asserted against Lender or any such other individual or entity, except as a result of their gross negligence or willful misconduct in connection with:

             (a) any investigation, action or proceeding arising out of or in any way relating to this Agreement, any Relevant Documents, any of the Revolving Loans, any of the Collateral, or any act or omission relating to any of the foregoing; or

             (b) any taxes (except taxes imposed with reference to Lender's income or continued corporate existence), liabilities, claims or damages relating to the Collateral or Lender's liens thereon; or

             (c) the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; or

             (d) any broker's commission, finder's fee or similar charge or fee in connection with the transactions contemplated in this Agreement.

         18.3 Claims by Borrower Limited. To the extent permitted by applicable law, no claims may be made by Borrower or any other Person against Lender or any of its affiliates, directors, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract, tort or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith except those arising as a result of the gross negligence or willful misconduct of Lender or any of its affiliates, directors, officers, employees, agents, attorneys or consultants; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their its favor. Neither Lender nor any of its affiliates, directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the transactions contemplated hereby, except for its or their own gross negligence or willful misconduct.

19.      AMENDMENTS AND MISCELLANEOUS:

         19.1 Amendments. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Lender and Borrower.

         19.2 Binding on Successors/Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided however:

             (a) Neither this Agreement nor the proceeds of the Revolving Loans shall be assignable by Borrower without the prior written consent of Lender and any attempt at such assignment without such consent shall be void and, at the option of Lender, be deemed an Event of Default; and

             (b) This Agreement and the Obligations may be assigned, and/or participated in (either in whole or in part) by Lender and/or its successors and assigns. Provided also, however, (i) any assignee shall be reputable financial institution or other commercial lender which customarily engages in transaction of this type and size and (ii) in the event Borrower elects to obtain alternate financing as a result of such assignment, and anything contained in this Agreement to the contrary notwithstanding, no termination fee shall be imposed.

         19.3 Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         19.4 Gender. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

         19.5 Cross Default/Cross Collateral. All other agreements between Borrower and Lender and/or any of Lender's affiliates or subsidiaries are hereby amended so that a default under this Agreement is a default under all other agreements and a default under any one of the other agreements is a default under this Agreement. Further, such agreements are amended so that the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements of Borrower with Lender and/or Lender's affiliates or subsidiaries and the collateral pledged under any other agreement with Lender and/or its affiliates or subsidiaries secures the Obligations under this Agreement.

         19.6 Expenses of Lender. Borrower agrees to pay all costs and expenses of the Lender in connection with the preparation, execution, delivery and administration of this Agreement or any amendments, extensions or modifications thereto and other instruments and documents to be executed contemporaneously herewith, including reasonable attorney's fees and out of pocket expenses of counsel for Lender.

         19.7 Section and Paragraph Headings. Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

         19.8 Law/Forum. (a) This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of New Jersey.

             (b) Lender and Borrower hereby consent to the jurisdiction of the State Courts of the State of New Jersey or the Federal Courts of the District of New Jersey and hereby agree that the defense of forum non conveniens shall not be brought in response to any action brought in such Courts.

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed by their proper corporate officers the day and year first above written.

                                  PROGRAMMER'S PARADISE, INC.



                                  By: /s/ William H. Willett
                                      -------------------------------
                                      Name:   William H. Willett
                                      Title:  President and CEO




                                  HUDSON UNITED BANK



                                  By: /s/ James E. Bardon
                                      -------------------------------
                                      Name:   James E. Bardon
                                      Title:  Vice President

                                  SCHEDULE 1(a)

                            Description of Collateral




         (a) Accounts, as that term is defined by the Uniform Commercial Code of the State of New Jersey and in addition thereto, all obligations of any kind at any time due and/or owing to Borrower and all rights of Borrower to receive payment or any other consideration (whether classified under the Uniform
Commercial Code of the State of New Jersey or any other state as accounts, contract rights, chattel paper, General Intangibles, leases or otherwise) including without limitation, invoices, contract rights, accounts receivable, General Intangibles, leases choses-in-action, notes, drafts, acceptances, instruments, and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person, firm, governmental authority, corporation or any other entity, all security therefor, and all Borrower's rights to goods sold (whether delivered, undelivered, in transit or returned), which may be represented thereby, whether now existing or hereafter arising, together with all proceeds and products of any and all of the foregoing.

         (b) Equipment, which shall mean, in addition to the definition thereof contained in the Uniform Commercial Code of the State of New Jersey, all equipment, machinery, furniture, fixtures, and all other tangible assets, and all replacements, repairs, modifications, alterations, additions, controls and operating accessories therefor, all substitutions and replacements therefor, and all accessions and additions thereto and all proceeds and products of the foregoing now owned or hereafter acquired by Borrower.

         (c) General Intangibles, which shall mean and include all of the Borrower's now owned or hereafter acquired cash, deposit accounts, letters of credit of which Borrower is beneficiary, choses in action, causes of action and all other intangible personal property including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, good will, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, insurance claims, rights and claims against carriers and shippers and rights to indemnification.

         (d) Inventory, which shall have the meaning set forth in the Uniform Commercial Code of the State of New Jersey and in addition thereto, all goods, merchandise or other tangible personal property held by Borrower for sale or lease or to be furnished under labels and other devices, the names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof, and all right, title and interest of Borrower therein and thereto, all raw materials, work or goods in process, or materials and supplies of every nature used, consumed or to be consumed in the Borrower's business, all packaging and shipping materials, and all proceeds and products of any of the foregoing, whether now owned or hereafter acquired by Borrower, and wherever located.

         (e) Machinery, which shall mean and include, without limitation, all inanimate mechanisms for utilizing or applying power including the appurtenances thereto used by or for Borrower in the operation of its businesses and all accessories, substitutions, additions, replacements and parts thereof, whether now owned or hereafter acquired.

         (f) Merchandise, which shall include all goods, inventory, chattels and other personal property of Borrower, now owned or hereafter acquired.

         (g) Any claims of Borrower against third parties for loss or damage to, or destruction of, any and all of the foregoing, all guarantees, security and liens for payment of any Accounts Receivable and documents of title, policies, certificates of insurance, insurance proceeds, securities, chattel paper, and other documents and instruments evidencing or pertaining thereto, and all files, correspondence, computer programs, tapes, discs and related data processing software owned by Borrower or in which Borrower has an interest which contain information identifying any one or more of the items in (a), (b), (c), (d), (e) and (f) above, this subsection (g), or (h), (i) or (j) below, or any Account Borrower, showing the amounts owed by each, payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof.

         (h) Any and all monies, securities, drafts, notes, contracts leases, licenses, General Intangibles, and other property of Borrower, including customer lists and all proceeds and products thereof, and all other assets of Borrower, now or hereafter held or received by or in transit to the Lender from or for Borrower, or which may now or hereafter be in the possession of Lender or as to which Lender may now or hereafter control possession, by documents of title or otherwise, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any and all deposits, general or special, balances, sums, proceeds and credits of Borrower, and all rights and remedies which the Borrower might exercise with respect to any of the foregoing, but for the execution of this Agreement in favor of Lender.

         (i) All Borrower's right, title and interest throughout the world, in and to the trade secrets' rights in the information regarding computer software programs developed by or for the Borrower, including without limitation, the right to prevent all persons, including Borrower, from using the programs or from using and transferring the information contained therein without authorization.

         (j) All proceeds, including insurance proceeds, and products of the Collateral.

                                  SCHEDULE 6.5

                              Financial Statements


Borrower delivered the following financial statements to Lender:



1. Unaudited, condensed consolidated balance sheets of Borrower and its consolidated subsidiaries as of December 31, 1999 and November 30, 2000, and the related condensed consolidated statements of operations and comprehensive income and cash flows.



2. Audited, consolidated balance sheets of Borrower and its consolidated subsidiaries as of December 31, 1998 and December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows.



3. Unaudited, condensed consolidated balance sheets of Borrower and its consolidated subsidiaries as of September 30, 1998 and September 30, 1999, and the related condensed consolidated statements of operations and comprehensive income and cash flows.

                                  SCHEDULE 6.12

                              Environmental Matters


None.

                                  SCHEDULE 6.15

                             Location of Collateral




Address                                              Landlord
-------                                              --------

1157 Shrewsbury Avenue                               SBC Holdings L.P.
Shrewsbury, New Jersey 07702


1163  Shrewsbury  Avenue                             SBC Holdings  L.P.
Shrewsbury,  New Jersey 07702


*4055 Sladeview Crescent, Unit 1                     Erin Mills
Mississauga, Ontario, Canada L5L 5Y1                 Development Corp.






* Inventory may be shipped to such address from time to time in the ordinary course of Borrower's business.

                                  SCHEDULE 6.16

                            Other Liens; Prohibitions


Other Liens
-----------


1. Results of lien searches conducted by Lender, attached as Exhibit A to this schedule.



2. In connection with the European Sale, Euro 3,275,000 is being held in escrow for potential liabilities, pursuant to a certain Escrow Agreement dated January 9, 2001, between Borrower, as Seller, PC-Ware Information Technologies AG, as Buyer and Dr. Burkhard Punder, as Escrow Agent.



Prohibitions
------------

Borrower's contracts with Microsoft and with Computer Associates are not assignable by Borrower.

                                  SCHEDULE 6.19

                           Names, Locations of Offices




Names under which Borrower conducts business:
--------------------------------------------
Programmer's Paradise, Inc.
Programmer's Shop
Programmer's Super Shop







Locations where Borrower conducts Business or Operations:
Chief Executive Office:
----------------------
1157 Shrewsbury Avenue
Shrewsbury, New Jersey 07702




Other locations:
---------------
1163 Shrewsbury Avenue
Shrewsbury, New Jersey 07702

                                  SCHEDULE 6.20

                                  Subsidiaries



----------------------------------- --------------- ---------------- ---------------------------

                                                    Jurisdictions
                                                    Where
                                                    Qualified as
Name of                             Jurisdiction    a foreign        Address of
Subsidiary                          of Formation    entity           Chief Executive Office

----------------------------------- --------------- ---------------- ---------------------------

Programmer's Paradise Catalogs,     Delaware        New Jersey       1157 Shrewsbury Ave.,
Inc.                                                                 Shrewsbury, New Jersey
                                                                     07702
----------------------------------- --------------- ---------------- ---------------------------

Programmer's Paradise (Canada)      Ontario,        None             4055 Sladeview Crescent,
Inc.                                Canada                           Unit 1 Mississauga,
                                                                     Ontario, Canada L5L 5Y1
----------------------------------- --------------- ---------------- ---------------------------

Programmersparadise.com Inc.        Delaware        None             1157 Shrewsbury Ave.,
                                                                     Shrewsbury, New Jersey
                                                                     07702
----------------------------------- --------------- ---------------- ---------------------------

Corsoft, Inc.                       Delaware        New Jersey       1157 Shrewsbury Ave.,
                                                                     Shrewsbury, New Jersey
                                                                     07702
----------------------------------- --------------- ---------------- ---------------------------

Lifeboat Distribution, Inc.         Delaware        New Jersey       1157 Shrewsbury Ave.,
                                                                     Shrewsbury, New Jersey
                                                                     07702
----------------------------------- --------------- ---------------- ---------------------------

Programmer's Paradise France        France          None             150-154, Bd de Verdun
S.A.R.L.                                                             92413 Courbevoie Cedex
                                                                     France
----------------------------------- --------------- ---------------- ---------------------------
